As filed with the Securities and Exchange Commission on January 26, 2004.                                  Registration No.333-71052

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 4
TO FORM S-3
REGISTRATION STATEMENT
Under the Securities Act of 1933

SAXON CAPITAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	54-2036376
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

4860 Cox Road, Suite 300
Glen Allen, Virginia 23060
(804) 967-7400
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Michael L. Sawyer
Chief Executive Officer
Saxon Capital, Inc.
4860 Cox Road, Suite 300
Glen Allen, Virginia 23060
(804) 967-7400
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

The Commission is requested to send copies of all communications to:
Jennifer R. Evans, Esq.
Vedder, Price, Kaufman & Kammholz
222 North LaSalle Street, Suite 2600
Chicago, Illinois 60601
(312) 609-7500

_________________

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

Deregistration of Securities

        On October 5, 2001, Saxon Capital, Inc. (the “Registrant”) filed a Registration Statement on Form S-1 (Registration No. 333-71052) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) that registered the resale by selling stockholders from time to time of up to 32,463,100 shares of the Registrant’s common stock, $0.01 par value per share (“Common Stock”). The Commission declared the Registration Statement effective on January 15, 2002. The Registration Statement was subsequently amended on Form S-3 in June 2003 to register the resale from time to time of up to 7,416,945 remaining unsold shares.

        The Company’s contractual obligations to the selling shareholders to maintain the effectiveness of the Registration Statement have expired. Pursuant to the undertaking contained in the Registration Statement, the Company is filing this Post-Effective Amendment No. 4 to the Registration Statement to deregister all of the shares of Common Stock registered for resale thereunder that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1993, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of Virginia, on January 26, 2004.

SAXON CAPITAL, INC. By: /s/ Michael L. Sawyer —————————————— Michael L. Sawyer Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement has been signed on January 26, 2004 by the following persons in the capacities indicated.

Signature ——————————	Title —————————————

/s/ Richard A. Kraemer* —————————— Richard A. Kraemer	Chairman of the Board of Directors

/s/ Michael L. Sawyer —————————— Michael L. Sawyer	Chief Executive Officer and Director (principal executive officer)

/s/ Dennis G. Stowe —————————— Dennis G. Stowe	President and Director

/s/ Edward G. Harshfield* —————————— Edward G. Harshfield	Director

/s/ Thomas J. Wageman* —————————— Thomas J. Wageman	Director

/s/ David D. Wesselink* —————————— David D. Wesselink	Director

/s/ Robert B. Eastep —————————— Robert B. Eastep	Executive Vice President and Principal Financial Officer (principal financial officer)

*	Signed pursuant to Power of Attorney by

/s/ Richard D. Shepherd —————————— Richard D. Shepherd	Attorney-in-fact